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                                                        EXHIBIT NO. 99(j)(3)

                               AMENDMENT



         The Custodian Contract dated February 19, 1988 between MFS Municipal Income Trust (referred to herein as the "Trust") and State Street Bank and Trust Company (the "Custodian") is hereby amended as follows:

         I.       Section 2.1 is amended to read as follows:

                  "Holding Securities. The Custodian shall hold and physically segregate for the account of the Trust all non-cash property, including all securities owned by the Trust, other than (a) securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S.
Department of the Treasury, collectively referred to herein as "Securities System" and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.10A.

         II. Section 2.2 is amended to read, in relevant part as follows:

                  "Delivery of Securities. The Custodian shall release and deliver securities owned by the Trust held by the Custodian or in a Securities System account of the Custodian or in the

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Custodian's  Direct  Paper book  entry  system  account  ("Direct  Paper  System
Account") only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in following cases:

                  1)       . . . .

                  .

                  .

                  .

                  14)      . . . ."

         III. Section 2.7(1) is amended to read in relevant part as follows:

                  "Payment of Trust Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Trust in the following cases only:

                  1) Upon the purchase of securities, options, futures contracts or options on futures contracts for the account of the Trust but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified

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                           under the Investment  Company Act of 1940, as
                           amended,  to act as a custodian and has been
                           designated by the Custodian as its agent for this purpose) registered in the name of the Trust or in the name of a nominee of the Custodian referred to in
                           Section  2.3 hereof or in proper  form for  transfer;
                           (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.10 hereof or (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.10A; or (d) in the case of repurchase agreements entered into between the Trust and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Trust of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Trust or (e) for transfer to a time deposit account of the Trust in any bank, whether domestic or foreign; such transfer may be

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                           effected   prior  to  receipt  of  a confirmation
                           from a broker and/or the applicable bank pursuant to Proper Instructions from the Trust as defined in Section 2.15;" IV. Following Section 2.10 there is inserted a new Section 2.10.A to read as follows:

                  2.10.A "Trust Assets Held in the Custodian's Direct Paper System. The Custodian may deposit and/or maintain securities owned by the Trust in the Direct Paper System of the Custodian subject to the following provisions:

                        1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions;

                        2) The Custodian may keep securities of the Trust in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

                        3) The records of the Custodian with respect to securities of the Trust which are maintained in

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                                 the Direct Paper System shall identify by
                                 book-entry those securities belonging to the Trust;

                        4)       The  Custodian   shall  pay  for
                                 securities purchased for the account of the Trust upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Trust. The Custodian shall transfer securities sold for the account of the Trust upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Trust;

                        5) The Custodian shall furnish the Trust confirmation of each transfer to or from the account of the Trust, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Trust copies of daily transaction sheets reflecting each day's transaction in the Securities System for the account of the Trust;

                        6) The Custodian shall provide the Trust with any report on its system of internal accounting control as the Trust may reasonably request from time to time."

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                 V.   Section 9 is hereby amended to read as
                      follows:

                  "Effective Period, Termination and Amendment

                  This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Trust has approved the initial use of a particular Securities System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees has reviewed the use by the Trust of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not act under Section 2.10A hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees has approved the initial use of the Direct Paper System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees has reviewed the use by the Trust of the Direct Paper System; provided further, however, that the Trust shall not amend or terminate this

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Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and further provided, that the Trust may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Contract, the Trust shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements."

         Except  as  otherwise   expressly  amended  and  modified  herein,  the
provisions of the Custodian Contract shall remain in full force and effect.

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         IN  WITNESS  WHEREOF,  each  of the  parties  hereto  has  caused  this
Amendment to be executed in its name and on its behalf by its duly authorized representatives and its Seal to be hereto affixed as of the 17th day of September, 1991.



ATTEST:                                 MFS MUNICIPAL INCOME TRUST



LINDA J. HOARD                          By:      W. T. LONDON
Linda J. Hoard                                   W. T. London
Assistant Secretary                              Treasurer




ATTEST:                                 STATE STREET BANK AND TRUST COMPANY




JOE KINNALLY                            By:      JOHN HENRICH
Joe Kinnally                                     John Henrich
Assistant Secretary                              Vice President

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